                                                                     EXHIBIT 5.1


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
LAW OFFICES OF                             ___________________________________________________________________________________

LOCKE PURNELL RAIN HARRELL                 2200 ROSS AVENUE . SUITE 2200                  AUSTIN OFFICE:
                                           DALLAS . TEXAS 75201-6776                      515 CONGRESS AVENUE . SUITE 2500
(A PROFESSIONAL CORPORATION)               (214) 740-8000                                 AUSTIN . TEXAS 78701-3500
                                           FAX: (214) 740-8800                            (512) 305-4700
                                           TELEX: 73-0911 LOCKE DAL                             .
                                                                                          NEW ORLEANS OFFICE:
                                                                                          601 POYDRAS STREET . SUITE 2400
                                           WRITER'S DIRECT DIAL NUMBER                    NEW ORLEANS . LOUISIANA 70130-6036
                                                                                          (504) 558-5100

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                                 July 31, 1995

A. H. Belo Corporation
Communications Center
400 South Record Street
Dallas, Texas 75202


         Re: Registration of 8,000,000 shares of Common Stock, par value $1.67, pursuant to a Registration Statement on Form S-8


Ladies and Gentlemen:

         We have acted as counsel for A. H. Belo Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 8,000,000 shares of Series A Common Stock, par value 1.67 per share, and Series B Common Stock, par value $1.67 per share, of the Company (the "Common Stock") to be offered to directors and employees of the Company (including its direct or indirect subsidiaries) pursuant to the A. H. Belo Corporation 1995 Executive Compensation Plan (the "Plan").

         Based upon our examination of such papers and documents as we have deemed relevant or necessary in rendering this opinion, and based on our review of the Delaware General Corporation Law, we hereby advise you that we are of the opinion that assuming, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or shares of Common Stock issued under the Plan, and (iv) no change occurs in the applicable law or the pertinent facts, shares of Common Stock purchasable under the Plan will be legally issued, fully paid and non-assessable shares of Common Stock.

A. H. Belo Corporation
July 31, 1995
Page 2


         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Securities and Exchange Commission. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                                                Very truly yours,

                                                LOCKE PURNELL RAIN HARRELL
                                                (A Professional Corporation)


                                                By: /s/ GUY KERR
                                                    ----------------------------
                                                    Guy Kerr